SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


Date of Report (Date of earliest event reported) August 19, 1997

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


        Pennsylvania                  0-10822              25-1229323
(State of other jurisdiction  (Commission File Number)    (IRS Employer
      of incorporation)                                Identification No.)

      300 Indian Springs Road, Indiana, Pennsylvania    15701
         (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code (412) 349-1811

_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
            On August 19, 1997, Biocontrol Technology, Inc. (NASDAQ:BICO) announced that the US Food and Drug Administration
(FDA) has approved for marketing the functional electrical stimulator (FES) which is manufactured by BICO for NeuroControl Corporation (NeuroControl) of Cleveland, Ohio, the company that will market the device.
          Biocontrol sales from the FES, called the NeuroControl Freehand System, are expected to generate $1,210,000 total revenue in 1997 with 1998 bringing increased sales and revenue as a result of the FDA clearance.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits-Press Release

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.


                                   by /s/ Fred E. Cooper
                                          Fred E. Cooper, CEO

DATED:  August 19, 1997





BICO
                                       BIOCONTROL TECHNOLOGY, INC
                            2275 Swallow Hill Road, Building 2500
                                            Pittsburgh, PA  15220
Press Release

Release:  Immediate

For More Information, Call:

Investors                                        Media
Diane McQuaide
Susan Taylor
1.412.429.0673  phone
1.412.279.9455 phone
1.412.279.9690  fax
1.412.279.9447 fax


              FDA APPROVAL GRANTED FOR FES PRODUCT
                   MANUFACTURED BY BIOCONTROL

      Pittsburgh, PA - August 19, 1997 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that the US Food and Drug Administration (FDA) has approved for marketing the functional electrical stimulator (FES) which is manufactured by BICO for NeuroControl Corporation (NeuroControl) of Cleveland, Ohio, the company that will market the device.
      Biocontrol sales from the FES, called the NeuroControl Freehand System, are expected to generate $1,210,000 total revenue in 1997 with 1998 bringing increased sales and revenue as a result of the FDA clearance.
     Mr. Ronald Podraza, president and chief executive officer of NeuroControl Corporation, said, "Biocontrol Technology was instrumental in obtaining the FDA approval to market the Freehand System. The devices produced by BICO for our clinical trials were  of  the  very  highest  quality  and  have  an  outstanding performance record."
      According to NeuroControl, more than 125,000 people with paralysis from the chest down due to spinal cord injury may benefit from the Freehand System. Worldwide, their conservative estimate is that there are over 500,000 people with spinal cord injury and approximately 25,000 new injuries per year.
The Freehand is surgically implanted beneath the skin to replace damaged or severed nerves and stimulate muscles through electrodes by restoring lost motor functions such as hand-grasping and arm movement.
     Biocontrol has been manufacturing the device since 1990 when it began working on the FES research with Case Western Reserve University. When NeuroControl assumed commercialization of the FES technology in 1995, Biocontrol was retained as the manufacturer. The companies are conducting negotiations for a long-term business arrangement which would assure NeuroControl a steady supply of the implantable stimulators for at least seven years.
     Biocontrol Technology, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.